UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2010

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2010, the Compensation and Personnel Committee (the "Committee") of the Board of Directors ("Board") of The Hartford Financial Services Group, Inc. (the "Company") took certain compensation actions with respect to Christopher J. Swift, Executive Vice President and Chief Financial Officer, John C. Walters, President and Chief Operating Officer, Life Operations and Lizabeth H. Zlatkus, Executive Vice President and Chief Risk Officer. Also on April 21, 2010, the independent members of the Board took certain compensation actions with respect to Liam E. McGee, Chairman, President and Chief Executive Officer. These compensation actions were taken following the lapse of restrictions under applicable regulations of the U.S. Department of the Treasury’s Troubled Asset Relief Program ("TARP").

While the Company was subject to the TARP restrictions, the executives’ compensation arrangements had been structured to comply with the TARP regulations. With the lapse of those restrictions, the compensation arrangements are now being restructured to be more reflective of market practice. The revised arrangements increase the percentage of compensation that varies with Company and individual performance. While subject to the TARP restrictions, Messrs. McGee, Swift and Walters and Ms. Zlatkus were credited with deferred units, in a fixed amount each pay period, pursuant to The Hartford Deferred Stock Unit Plan (a copy of which was filed as Exhibit 10.01 to the Company’s Form 8-K filed on October 22, 2009 and which is incorporated herein by reference). After April 30, 2010, no further deferred units will be credited to the executives. Previously, deferred units were credited each regular pay period to Mr. McGee effective from October 1, 2009 at an annual rate of $4,400,000, to Mr. Swift effective from March 1, 2010 at an annual rate of $1,525,000, and to Mr. Walters and Ms. Zlatkus effective from August 16, 2009 at an annual rate of $1,195,000. The final grant of deferred units, attributable to amounts that were credited during April 2010, will be made during the Company’s open trading window, effective on the second business day following the Company’s filing of its Form 10-Q for the second quarter of 2010.

Under the compensation arrangements as modified, Messrs. McGee, Swift and Walters and Ms. Zlatkus will have 2010 target annual incentive award opportunities of $1,650,000, $1,000,000, $1,000,000 and $1,000,000, respectively. These target incentive award opportunities are based upon a full calendar year of service; any 2010 annual incentive awards will be made by the Committee in its discretion in early 2011, with pro rata reductions to reflect the portion of 2010 during which the officers were subject to TARP compensation restrictions.

Further, effective May 1, 2010, the annual base salary for each of Messrs. Swift and Walters and Ms. Zlatkus was reduced from $975,000 to $825,000.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

April 23, 2010	By:	/s/ Alan J. Kreczko

Name: Alan J. Kreczko
Title: Executive Vice President and General Counsel